SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant To Section 13 or 15(d) of

                       the Securities Exchange Act of 1934



Date of Report (Date of earliest event reported)           October 17, 1996


                      TECHNOLOGY FLAVORS & FRAGRANCES, INC.
             (Exact name of registrant as specified in its charter)


                                    Delaware
                 (State or other jurisdiction of incorporation)


      0-26682                                             11-3199-437
(Commission File Number)                       (IRS Employer Identification No.)


10 Edison Street, East, Amityville, New York                            11701
  (Address of principal executive offices)                            (Zip Code)


       Registrant's telephone number, including area code: (516) 842-7600



                                       N/A
          (Former name or former address, if changed since last report)



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ITEM 5.  Other Events

     On October 17, 1996, the Company consummated a financing which provides for the issuance of (i) $1,500,000 principal amount of 9% Convertible Subordinated Notes due October 17, 1998 (the "Notes"), (ii) Class A Stock Purchase Warrants ("Class A Warrants") to purchase an aggregate of 450,000 shares of the Company's common stock, $.01 par value (the "Common Stock"), and (iii) Class B Stock Purchase Warrants ("Class B Warrants") to purchase an aggregate of 156,250 shares of Common Stock. The Class A Warrants and the Class B Warrants are exercisable into shares of Common Stock at exercise prices of $2.40 per share and $2.70 per share, respectively, subject to adjustments under certain circumstances pursuant to the financing.

     On October 17, 1996, the Company sold Notes in the aggregate principal amount of $1,150,000 and issued Class A and Class B Warrants to purchase 344,970 and 119,782 shares of Common Stock, respectively. On November 1, 1996, the Company completed the balance of this financing.

     The Notes are secured by liens on substantially all of the assets of the Company and are convertible into shares of Common Stock, at the option of the Company, at any time on or prior to October 16, 1997, at a conversion price equal to the market price at that time. From October 17, 1997 to maturity, the Notes are convertible into shares of Common Stock, at the option of the holders, at a conversion price equal to the greater of the market price at that time or the floor price ($1.50, subject to adjustments under certain circumstances).

     In connection with the financing, the Company granted the purchasers registration rights relating to the shares of Common Stock issuable upon conversion of the Notes and exercise of the Class A and Class B Warrants. The purchasers cannot require the Company to register such shares prior to October 18, 1997 or such earlier date upon which the Company converts the Notes into shares of Common Stock.




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ITEM 7.  Financial Statements and Exhibits.

     (c) The  following  documents  are filed  herewith as Exhibits to this Form
8-K:

          10.1 Purchase Agreement, dated as of October 17, 1996, between the Company and the Purchasers listed therein.

          10.2.General Security Agreement, dated as of October 17, 1996, between the Company and the Purchasers listed therein.

          10.3 Class A Warrant Certificates.

          10.4 Class B Warrant Certificates.

          10.5 Letter Agreements, dated as of November 1, 1996, by and between the Company and the Purchasers listed therein.



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



                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated:  October 31, 1996

                                   TECHNOLOGY FLAVORS & FRAGRANCES, INC.


                                   By:/s/ Joseph A. Gemmo
                                      ------------------------------------------
                                       Joseph A. Gemmo
                                       Chief Financial Officer




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